EXHIBIT 10.45

                     MASTER EQUIPMENT LEASE AGREEMENT


     THIS MASTER EQUIPMENT LEASE AGREEMENT (this "Lease") dated as of January 31, 1996 is by and between NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA ("Lessor"), a corporation organized under the laws of the State of North Carolina and having its principal place of business at NationsBank Plaza, NC1-002-38-20, 101 South Tryon Street, Charlotte, North Carolina 28255, and FOODBRANDS AMERICA, INC. ("Lessee"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 1601 N.W. Expressway, Suite 1700, Oklahoma City, OK 73118-0437.

                             R E C I T A L S

    WHEREAS, the Lessee desires to lease from Lessor certain
Equipment (as hereinafter defined) from time to time as more specifically set forth hereinafter.

    WHEREAS, so long as the terms and conditions set forth in this Lease and any Schedule(s) (as hereinafter defined) are complied with by the Lessee, the Lessor is willing to enter into this Lease for the purposes stated herein.

    NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto agrees as follows:


                                SECTION 1
                             LEASE AGREEMENT

    Subject to the terms and conditions hereinafter set forth, Lessor may lease to Lessee, and Lessee may lease from Lessor, the units of personal property (collectively, with all attached parts, replacements, additions, accessions and accessories attached thereto, the "Equipment") described in one or more Equipment Lease Schedules, an example of which is attached hereto as Exhibit A (each, as amended from time to time, is referred to herein as a "Schedule"). Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. Until a Schedule is duly signed and delivered by Lessor, a Schedule signed and delivered by Lessee constitutes an irrevocable offer by Lessee to lease the Equipment described in such Schedule from Lessor.


                                SECTION 2
                         TERM OF LEASE; RENTALS

    The lease term (the "Term") with respect to any Equipment may consist of an "Interim Term" and/or a "Base Term" as specified in the Schedule covering such Equipment. Lessee shall pay rent for the Interim Term ("Interim Rent") in such amounts and at such times as set forth in the applicable Schedule, and shall pay rent for the Base Term ("Base Rent") in such amounts and at such times as set forth in the applicable Schedule. If the date that any rent payment is due is other than a business day, the rent payment otherwise payable on such date shall be payable on the next succeeding business day. All payments required to be made by Lessee to Lessor hereunder shall be made in immediately available funds and in United States dollars at Lessor's place of business at NationsBank Plaza, NC1-002-38-20, 101 South Tryon Street, Charlotte, North Carolina 28255 or to such other place as Lessor shall designate to Lessee in writing.


                                SECTION 3
               LOCATION; USE OF EQUIPMENT; QUIET ENJOYMENT

         (a) Each item of Equipment shall at all times be and remain in the possession and control of Lessee at the location stated in the Schedule covering such Equipment.

         (b) Lessee shall use, operate, protect, and maintain the Equipment in compliance with all applicable insurance policies, laws, ordinances, rules, regulations and manufacturer's instructions. Lessee, at its sole expense, may make alterations and modifications in and additions and improvements to the Equipment provided no such alteration, modification, addition or improvement reduces the value or utility, or impairs the warranty, certification, safety or performance of the Equipment. Lessee shall promptly notify Lessor in writing upon the completion of any material alteration, modification, addition or improvement to the Equipment. Title to any part or item incorporated in the Equipment as a result of such alteration, modification, addition or improvement (an Addition ) shall vest in Lessor without cost or payment, provided, that so long as such Addition (I) does not adversely alter or impair the value or the originally intended function or use of the Equipment and (ii) can be readily removed without causing material damage to the Equipment, title to such Addition shall remain in Lessee. Lessee shall make, at its sole expense, any alterations or modifications that are required during the term of this Lease to comply with any applicable law or governmental rule or regulation. If requested by Lessor, Lessee shall cause each item of Equipment to be and remain marked by insignia, plaques, tags, decals or other forms of notice to disclose Lessor's ownership of the Equipment. Lessee shall keep the Equipment free and clear of any and all liens, encumbrances, claims and charges (except for those created expressly by or for the benefit of Lessor) and shall not in any way encumber Lessor's rights hereunder or under any Schedule.

         (c) Provided that no event of default has occurred and is continuing hereunder, Lessor agrees that it shall not interfere with Lessee's quiet enjoyment and use of the Equipment during the Term and that it shall keep Lessee's quiet enjoyment and use of the equipment free from interference from persons claiming liens, encumbrances, claims and charges created expressly by or for the benefit of Lessor.


                                 SECTION 4
                                   TAXES

    Lessee shall reimburse Lessor on demand for all taxes, assessments and other governmental charges paid by Lessor in connection with the Equipment or its use, ownership, leasing or operation while in Lessee's possession or the payment or receipt of rent or other charges under any Schedule, including but not limited to foreign, federal, state, county and municipal fees and taxes, ad valorem, sales, use, value added, leasing, excise, stamp and documentary taxes (other than federal, state or local taxes based on Lessor's net income), and all related penalties, fines and interest charges (other than penalties, fines and interest charges incurred as a result of Lessor's gross negligence or willful misconduct). Upon Lessor's request, Lessee will immediately furnish to Lessor such information as Lessor shall require in connection with the preparation and filing of all returns relating to such taxes, assessments, or charges.


                                 SECTION 5
                        NET LEASE; LOSS AND DAMAGE

         (a) Each Schedule is a net lease. All costs, expenses and other liabilities associated with the Equipment shall be borne by Lessee until the Equipment is returned to Lessor in accordance with the terms of this Lease. Lessee's obligations under any and all Schedules are absolute and unconditional, and are not subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever. Except as otherwise expressly provided herein, no Schedule shall terminate nor shall the obligations of Lessee be affected, by reason of any defect or damage to, or any destruction, loss, theft, forfeiture, governmental requisition or obsolescence of the Equipment, regardless of cause.

         (b) As between Lessor and Lessee, Lessee assumes all risk of damage to or loss, theft or destruction of the Equipment from any cause whatsoever from the date the Equipment is shipped by the seller or manufacturer. In the event of loss or destruction of the Equipment from any cause whatsoever, other than the failure of Lessor to receive whatever title to the Equipment in conveyed to it by the seller or manufacture, from the date the Equipment is shipped by the seller or manufacturer, but prior to its acceptance by the Lessee, Lessee shall promptly pay to Lessor all sums heretofore paid by Lessor to such seller or manufacturer, and Lessor shall assign to Lessee all of its rights or causes of action, if any, against such seller or manufacturer. In the event of damage of any kind whatsoever to any item of the Equipment on or after its acceptance by Lessee, Lessee shall, at Lessor's option, either place the same in good repair, condition or working order, or, if in the reasonable judgment of Lessor the Equipment is determined by Lessor to be lost, stolen, destroyed, damaged beyond repair, or rendered permanently unfit for its intended use, Lessee shall pay Lessor the Casualty Loss Value thereof (as provided in the Schedule covering such Equipment). Upon such payment, the lease of such Equipment shall terminate and Lessee thereupon shall become entitled to such item of the Equipment "AS-IS, WHERE-IS" without warranty by Lessor, express or implied, with respect to any matter whatsoever.


                                 SECTION 6
                                 INSURANCE

    Lessee shall, at its sole expense, procure and maintain the following insurance coverage on the Equipment until the Equipment is returned to Lessor, or Lessee's obligations with respect thereto under any applicable Schedule are otherwise terminated:
(1) insurance against theft, fire, casualty, and such other risks as are customarily insured against in Lessee's trade or industry, under policies naming Lessor as loss payee; and (2) comprehensive public liability and property damage insurance, under policies naming Lessor as additional insured. Each such insurance policy shall include provisions for the protection of Lessor notwithstanding any act, neglect, breach of warranty, or default of or by Lessee, shall provide for payment of insurance proceeds to Lessor to the extent of its liability or interest, shall provide that such policy may not be modified, terminated or cancelled unless Lessor is given at least thirty (30) days prior written notice thereof, shall provide that the coverage is "primary coverage" for the protection of Lessee and Lessor notwithstanding any other coverage carried by Lessee or Lessor protecting against similar risks or liabilities, and shall be issued in such amounts (which in the case of casualty insurance will never be less than the Casualty Loss Value of the Equipment covered thereby), with such deductibles, by such insurance company, and otherwise in such form as shall all be reasonably satisfactory to Lessor. Lessee shall furnish Lessor with certificates or other satisfactory evidence of such insurance, and shall furnish Lessor with a renewal certificate for each policy before the policy renewal date. Lessor shall have no duty to examine any certificate or other evidence of insurance, or to advise Lessee in the event that its insurance is not in compliance with this Section 6. The proceeds of any public liability or property damage insurance shall be payable first to Lessor to the extent of its liability, if any, and the balance to Lessee. The proceeds of fire, theft, or other casualty insurance shall be payable to Lessor and shall be used for the repair or replacement of the affected Equipment or for payment of the Casualty Loss Value in accordance with the provisions of Section 5; unless an event of default hereunder shall have occurred and be continuing, in which event such proceeds may, at Lessor's sole option, be applied toward the payment of Lessee's obligations under the applicable Schedule. Lessee hereby appoints Lessor as Lessee's agent and attorney-in-fact with full power to do all things (including but not limited to making, adjusting, and settling claims, and receiving payments and endorsing documents, checks, or drafts) necessary or advisable to secure payment due under any insurance policy contemplated hereby.


                                 SECTION 7
                       LESSEE'S GENERAL INDEMNITIES

    Lessee shall indemnify Lessor, its officers, directors, stockholders, successors, assigns and agents against all claims, liabilities, losses and expenses whatsoever, including attorneys' fees and expenses (except those directly and primarily caused by Lessor's gross negligence or willful misconduct), in any way relating to or arising out of the use, operation, leasing, maintenance or ownership of the Equipment or any part thereof, or the ordering, acquisition, rejection, installation, possession, condition, destruction, return, or disposition of the Equipment or any part thereof, including Lessor's own negligence and strict liability in tort, and including any infringement claim.
Lessee's obligations under this provision shall survive any partial or total termination, expiration, or cancellation of this Lease or any Schedule. Lessee's obligations under this Section 7 shall not increase as a result of any transfer or assignment of this Lease, all or part of any Schedule or Lessor's interest in any Equipment.


                                 SECTION 8
                           SPECIAL TAX INDEMNITY

         (a) Lessor and Lessee have made the following assumptions regarding the characterization of this Lease for federal income tax purposes (the "Tax Assumptions"): (1) Lessor will be treated as the purchaser, owner, and lessor of the Equipment; (2) the Equipment will be treated as placed in service on the "In Service Date" set forth in the Schedule; and Lessor's basis in the Equipment will be equal to the total actual cost to Lessor of the Equipment; (3) for federal tax purposes, Lessor will be entitled to claim depreciation deductions with respect to one hundred percent (100%) of the total actual cost of the Equipment computed (i) on the basis that the Equipment has the classification (the "Property Classification") within the meaning of Section 168(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") as set forth in the Schedule, (ii) by using the two hundred percent (200%) declining balance method, switching to a straight line method for the first taxable year of Lessor for which such method yields a larger allowance, (iii) assuming salvage value is zero, and (iv) using the half-year convention under Section 168(d)(1) and (d)(4)(A) of the Code; (4) the only amounts that Lessor will be required to include in gross income with respect to this Lease will be (i) rents of all types as paid under this Lease, (ii) payments as a consequence of a sale, or other loss, termination disposition of the Equipment and
(iii) any indemnity pursuant to this Section 8; (5) Lessor will be able to amortize over the Term all of its transaction costs; and (6) all items of income loss, depreciation and expense will be treated on an accrual basis and as derived from or allocable to sources within the United States.

         (b) Lessee hereby represents, warrants and covenants to Lessor as follows: (1) the Equipment will not be used "predominantly outside the United States" within the meaning of Sections 168(g)(1)(A) and 168(g)(4) of the Code; (2) if the Tax Assumptions in subsections 8(a)(1) and (2) are accurate, then the income tax consequences to Lessor set forth in Section 8(a)(3) are correct; (3) under current law, neither the Equipment nor any component thereof constitutes "limited use property" within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647; (4) the Equipment is complete for its intended use as of the In Service Date set forth on the applicable Schedule; and (5) Lessee (including any affiliate of Lessee) will not claim any depreciation or cost recovery deductions with respect to the Equipment, will not use the Equipment in any manner that will cause the Equipment to cease to qualify under the Property Classification, and has not taken and will not take any other action in connection with filing its or their federal income tax returns that would cause any of the Tax Assumptions to be incorrect.

         (c) If, by reason of any act or omission of Lessee or by any other person in possession of the Equipment or by reason of the inaccuracy or breach by Lessee of any of the representations, warranties and covenants contained in Section 8(b), tax benefits resulting from the Tax Assumptions are lost, disallowed, eliminated, reduced, recaptured, compromised, delayed or otherwise made unavailable to Lessor or Lessor incurs a tax detriment because it is required to include amounts in income other than as contemplated in the Tax Assumptions, Lessee shall, upon notice by Lessor, promptly pay to Lessor on demand in immediately available funds, an indemnity payment, as determined by Lessor, equal to the amount of such lost tax benefits and such tax detriments incurred (computed at the then current maximum federal tax rate applicable to corporations and including without limitation, the incurrence of any tax detriments as a result of the inclusion by Lessor in gross income of the aggregate indemnity payment pursuant to this Section 8), plus any interest, penalties and additions to tax thereon and plus any expenses incurred by Lessor in connection therewith.

         (d) All of the indemnities contained in this Section 8 shall apply to the Equipment and each component thereof and shall continue in full force and effect, notwithstanding the expiration or other termination of the Term and are expressly made for the benefit of, and shall be enforceable by, Lessor.


                                 SECTION 9
               DELIVERY, ACCEPTANCE AND RETURN OF EQUIPMENT

         (a) Upon delivery to and acceptance by Lessee of any Equipment, Lessee shall execute and deliver the Schedule relating to such Equipment, identifying same and acknowledging receipt thereof, with all information required on the Schedule fully completed. Lessee's execution of such Schedule shall constitute acceptance of delivery of such Equipment and Lessee's acknowledgement to Lessor that such Equipment is in good operating order, repair, condition and appearance, is of the manufacture, design and capacity selected by Lessee and is suitable for the purposes for which such Equipment is leased.

         (b) Subject to the provisions of any applicable Schedule, at the expiration of the Term with respect to any Equipment, upon demand Lessee shall, at its sole expense, return such Equipment to Lessor, at a place designated by Lessor, in the same operating order, repair, condition and appearance as when originally received, ordinary wear and tear from proper use thereof excepted. Such Equipment shall (1) be capable of being immediately operated by a third party purchaser or third party lessee without further inspection, repair, replacement, alteration or improvement; (2) be in compliance with the requirements of Section 10 of this Lease and any and all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of such Equipment; and (3) be free and clear of any and all liens, encumbrances, claims and charges (except those created expressly by or for the benefit of Lessor). If upon such expiration or termination Lessee does not immediately return an item of Equipment to Lessor, such item shall continue to be held subject to all the terms and conditions hereof, and Base Rent and other charges shall continue to accrue and be payable hereunder with respect to such item until it is returned to Lessor. Payment or acceptance of any such rent or other charge shall not be deemed a waiver of any default and shall not suspend or otherwise affect any right or remedy hereunder, including without limitation Lessee's obligation to return immediately (and Lessor's right to take immediate possession of) any such item.


                                SECTION 10
                                MAINTENANCE

    Lessee shall use the Equipment in a prudent and careful manner, and with respect to the maintenance, use and operation of the Equipment, Lessee shall comply with normal and safe operating procedures for such Equipment, as set forth in applicable operation manuals or instructions. Lessee shall also comply with all maintenance requirements set forth in any applicable Schedule. Lessee shall at its sole expense, maintain, inspect, service, repair, overhaul and test the Equipment in accordance with the manufacturer's specifications, instructions and prudent industry practice (but in any event to the same extent that Lessee would maintain similar property owned or leased by Lessee) so as to keep the Equipment in good, safe and satisfactory repair and order and in the same operating condition and appearance as when received, ordinary wear and tear from proper use thereof excepted. Lessee shall, at its sole expense, promptly replace all parts and components of the Equipment which may from time to time become worn out, lost, stolen, destroyed, damaged beyond repair or otherwise rendered unfit for use. All replacement parts and components shall be deemed a part of the Equipment and shall be subject to the terms hereof and title to such replacement parts and components shall vest in Lessor without cost or payment.


                                SECTION 11
                      RENEWAL, EARLY TERMINATION AND
                         END OF LEASE TERM OPTIONS

    Lessee's renewal, early termination and end of lease term options, if any, with respect to any Equipment are set forth in the applicable Schedule.


                                SECTION 12
      ASSIGNMENT OF WARRANTIES AND LIMITATION OF RESPONSIBILITY

    Lessor hereby transfers and assigns to Lessee, to the extent allowable by law, for and during the Term of each Schedule with respect to any Equipment covered by such Schedule, the warranties, if any, of the manufacturer issued on such Equipment, and hereby authorizes Lessee to obtain at Lessee's sole expense the customary service furnished by the manufacturer in connection therewith. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, THE AGENT OF A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF THE EQUIPMENT AND HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATIONS AS TO MERCHANTABILITY, PERFORMANCE, CONDITION, FITNESS OR SUITABILITY OF ANY OF THE EQUIPMENT FOR THE PURPOSES OF LESSEE OR MAKE ANY OTHER REPRESENTATION WITH RESPECT THERETO. LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY LOSS, CLAIM, LIABILITY, COST, DAMAGE OR EXPENSE OF ANY KIND CAUSED, OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY EQUIPMENT, OR BY AN INADEQUACY THEREOF FOR ANY PURPOSE, OR BY ANY DEFECT THEREIN, OR THE USE OR MAINTENANCE THEREOF, OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THEREOF, OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE SAME, OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF, OR ANY LOSS OF BUSINESS, PROFITS, CONSEQUENTIAL OR OTHER DAMAGE OF ANY NATURE. LESSEE AGREES THAT ITS OBLIGATIONS HEREUNDER SHALL NOT IN ANY WAY BE AFFECTED BY ANY DEFECT OR FAILURE OF PERFORMANCE OF ANY EQUIPMENT.


                                SECTION 13
               TRUE LEASE; LESSOR'S TITLE; PERSONAL PROPERTY

         (a) This Lease is intended as a true lease. Lessee will make no claim nor assert any right to the Equipment inconsistent with Lessor's ownership and will make appropriate entries upon its books and records reflecting Lessor's ownership of the Equipment.

         (b) Title to the Equipment shall at all times remain vested in Lessor and at no time during the Lease shall title become vested in Lessee.

         (c) The Equipment shall remain personal property at all times, notwithstanding the manner in which it may be attached or affixed to realty. Lessee warrants that at any time any Equipment is leased hereunder, or is removed to a new location, either (1) the premises in which such Equipment will be installed will be owned by Lessee free of any liens or encumbrances, or (2) if not owned by Lessee free of liens or encumbrances, the owner of such premises and/or the holder of any such liens or encumbrances on such premises shall have consented and acknowledged that such Equipment is and shall remain personal property subject to all the provisions of this Lease. Lessee will obtain and record such instruments and take such steps as may be necessary to prevent any person from acquiring any right in any Equipment paramount to the rights of Lessor by reason of such Equipment being deemed to be real property. If any third party should attempt to establish any legal right in any Equipment, then Lessee shall immediately after learning thereof, notify Lessor in writing, and within thirty (30) days after such notice, either (1) cause such right to be waived or eliminated to the satisfaction of Lessor or (2) otherwise stay such action or indemnify Lessor to Lessor's satisfaction.


                                SECTION 14
                           DEFAULT AND REMEDIES

         (a) Each of the following shall constitute an event of default hereunder and under any and all Schedules then in effect:
(1) nonpayment when due of any installment of rent or other sum owing by Lessee hereunder, under any and all Schedules or under any other agreement between Lessor and Lessee if such nonpayment continues for five (5) days; (2) Lessee's failure to perform and comply with any provision of Section 6, Section 9, Section 16 or
Section 20(b) hereof or with any provision of any Schedule; (3) Lessee's failure to perform and comply with any other provision or condition hereunder or under any Schedule if such failure continues for fifteen (15) days after written notice thereof by Lessor to Lessee; (4) Lessee's attempt to sell or encumber any item of the Equipment without Lessor's prior written consent, or the attachment of any lien to any such item in favor of anyone other than Lessor, or any attempted levy, seizure of, or attachment on such item; (5) any representation or warranty made by Lessee to Lessor hereunder or under any Schedule, certificate, agreement, instrument or other statement, including income and financial statements, proves to have been incorrect in any material respect when made; (6) the suspension of Lessee's present business; (7) Lessee's general assignment for the benefit of creditors or commencement of any voluntary case or proceeding for relief under the United States Bankruptcy Code, or any other present or future law for the relief of debtors, or the taking of any action to authorize or implement any of the foregoing; (8) the filing of any petition or application against Lessee under any present or future law for the relief of debtors, including proceedings under the United States Bankruptcy Code, or for the subjection of property of debtors to the control of any court, receiver or agency for the benefit of creditors if such petition or application is consented to by Lessee or not dismissed within sixty (60) days from the date of filing; (9) a default exists under any agreement or instrument of Lessee's with or in favor of Lessor or any direct or indirect affiliate of Lessor; or (10) the attempted repudiation of this Lease or any Schedule or any obligation hereunder or thereunder by Lessee.

         (b) Upon the occurrence of an event of default, Lessor may at its option: (1) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants hereunder and under any or all Schedules or to recover damages for the breach thereof; or (2) cancel Lessee's right of possession of any or all of the Equipment, whereupon all rights of Lessee to use the Equipment shall absolutely cease and terminate, but Lessee shall remain liable as herein provided. Upon such cancellation, Lessee shall, at its own expense, immediately deliver such Equipment to Lessor at a place within the continental United States designated by Lessor. If Lessee shall fail to do so, Lessor may retake possession of such Equipment by entering upon any premises at any reasonable time, and thereafter Lessor may hold, possess, sell, upgrade, lease to others or enjoy the same, free from any right of Lessee, its successors of assigns. If Lessor elects to cancel Lessee's right of possession of any Equipment, Lessor may recover from Lessee any and all amounts that, under the terms of the applicable Schedule, are then due or that have accrued to the date of such termination, and may also recover forthwith from Lessee, as damages for loss of its bargain and not as a penalty, an amount equal to the Casualty Loss Value of such Equipment (as provided in the Schedule covering such Equipment) as of the rental payment date on or next preceding the date of the occurrence of such event of default. However, if Lessor recovers possession of such Equipment, Lessee's obligation under the preceding sentence shall be reduced by (1) the net amount
Lessor in fact receives from the sale of any of such Equipment, or (2) at Lessor's election, the present value (determined on the basis of the "Discount Rate" as hereinafter defined) of the noncancelable regularly scheduled rentals receivable under a subsequent lease of any of the Equipment, taking into account only the rentals receivable from the commencement date of such subsequent lease until the end of the lease term for such Equipment under the applicable Schedule. For purposes of this
Section 14, the Discount Rate shall be a rate of interest equal to two percent (2%) plus the prime rate of NationsBank, N.A. (or any successor to all or substantially all the assets thereof), which rate is not necessarily the best or lowest rate offered, (the "Prime Rate") as in effect on the day on which the commencement date of such subsequent lease occurs.

         (c) In addition to any amount recoverable under subsection (b) above, Lessor may recover from Lessee all of Lessor's costs and expenses incurred by reason of Lessee's breach or default, including without limitation costs and expenses of repossession, storing, holding, transporting, insuring, servicing, repairing, maintaining, renting, and selling any Equipment and collecting rents and other proceeds of its disposition, and fees and expenses of attorneys and other professionals employed by Lessor in connection with the protection and enforcement of its title and interest in any and all Equipment and its rights under this Lease and any and all Schedules. From and after the occurrence of an event of default hereunder, any installment of rent or other sum owing under any Schedule that is not paid when due shall accrue interest from the date of such event of default or, if later, the date such amount becomes due, to the date it is paid, at a per annum rate equal to the lesser of (1) two percent (2%) plus the Prime Rate and (2) the highest rate, if any, permitted by applicable law.

         (d) Except as otherwise expressly provided herein, all rights and remedies of Lessor are concurrent and cumulative. The exercise or partial exercise of any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy provided for herein or otherwise available under applicable law. To the extent permitted by applicable law, Lessee waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, re-lease or otherwise use or dispose of any Equipment in mitigation of Lessor's damages or that may otherwise limit or modify any of Lessor's rights or remedies.


                                SECTION 15
                           ASSIGNMENT BY LESSOR

    LESSOR MAY ASSIGN OR TRANSFER, AND LESSEE HEREBY CONSENTS TO THE ASSIGNMENT OR TRANSFER, OF THIS LEASE, ALL OR ANY PART OF ANY SCHEDULE OR LESSOR'S INTEREST IN ANY EQUIPMENT WITHOUT NOTICE TO LESSEE. Lessee agrees that the liability of Lessee to any assignee of Lessor and any subsequent assignee of such assignee shall be absolute and unconditional and shall not be affected by any default hereunder of Lessor whatsoever or by the breach of any warranty, express or implied, with respect to any Equipment or Schedule.


                                SECTION 16
                    PROHIBITION OF ASSIGNMENT OF LESSEE

    LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ANY SCHEDULE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF ANY EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, except that Lessee may sublease the Equipment under a Permitted Sublease. Lessee hereby grants to Lessor a security interest in all of Lessee's rights and interests in, to and arising under any Permitted Sublease.

    "Permitted Sublease" means a sublease (1) to a corporation, limited liability company, partnership or other business entity that is and continues to be a wholly owned subsidiary of Lessee,
(2) the sublessee with respect to which shall be organized under the laws of the United States or any state thereof and shall have its principal place of business in the United States, (3) the term of which shall in no event exceed the then remaining portion of the Term, (d) immediately prior to the commencement of the term of which, and after giving effect to which, there shall exist no default or event of default, (5) which, if requested by Lessor, shall be collaterally assigned to Lessor pursuant to an assignment which in form and substance is satisfactory to Lessor,
(6) which shall contain unconditional payment provisions and provisions relating to insurance, maintenance, operation in accordance with applicable laws and insurance requirements, possession, delivery and return conditions (insofar as general condition of the Equipment is concerned), events of default, remedies and permitted liens on the Equipment which provide for benefits and protections to Lessee, as lessor, which are substantially similar to the benefits and protections provided to Lessor by such provisions of this Lease and (7) which shall be expressly subject and subordinate to the terms of this Lease. With respect to a Permitted Sublease, no such sublease by Lessee will reduce any of the obligations of Lessee hereunder or the rights of Lessor hereunder, and all of the obligations of Lessee hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and
not of a guarantor or surety.   Lessee shall furnish to Lessor
not later than ten (10) days prior to the effective date of such sublease (i) new insurance certificates from Lessee's insurance broker, in form and substance satisfactory to Lessor, indicating compliance with the insurance provisions of this Lease and (ii) an officer's certificate from Lessee naming the sublessee and specifying the address for the sublessee's principal place of business. Lessee shall, and shall cause such sublessee to, execute and deliver such instruments to the appropriate person for filing and to deliver copies of the same to Lessor (including sublease agreements and Uniform Commercial Code financing statements) as may be requested by Lessor in connection with any such sublease.

                                SECTION 17
                                INFORMATION

         (a) Lessee shall deliver or cause to be delivered to Lessor (1) within sixty (60) days after the last day of each fiscal quarter except the fourth quarter, unaudited quarterly financial reports including the consolidated balance sheets of Lessee and its subsidiaries, each as of the end of such quarterly period and consolidated statements of income, retained earnings and cash flows for the quarter then ended and for the year to date of Lessee and its subsidiaries, each setting forth in each case comparative consolidated financial statements for the corresponding quarterly period in the preceding year and the year to date, all prepared in accordance with generally accepted accounting principles applied on a consistent basis, and (2) within one hundred twenty (120) days after the end of each fiscal year, audited year end financial reports including consolidated balance sheets of Lessee and its subsidiaries, each as of the end of such fiscal year, and the notes thereto, and consolidated statements of income, retained earnings and cash flows for the year then ended of Lessee and its subsidiaries and the notes thereto, and setting forth in each case comparative consolidated financial statements for the corresponding period in the preceding year, all prepared in accordance with generally accepted accounting principles consistently applied and containing opinions regarding Lessee and its subsidiaries satisfactory to Lessor of a firm of independent certified public accountants of national prominence selected by Lessee.

         (b) Lessee shall furnish such information as Lessor may reasonably request at any time concerning Lessee and its affairs, including without limitation information concerning any Equipment covered by a Schedule.


                                SECTION 18
                             TRANSACTION COSTS

    Lessee further agrees, whether or not the transactions contemplated hereby are consummated, to pay the out-of-pocket transaction costs, fees and expenses of Lessor and Lessee incurred in connection with the negotiation, preparation, execution, delivery, filing, amendment, modification and/or enforcement of the documents related thereto and all other costs, fees and expenses of Lessor and Lessee in connection with the transactions contemplated hereby, including but not limited to reasonable legal fees of Lessor in connection with the negotiation, execution and delivery of this Lease.


                                SECTION 19
                                  NOTICES

    All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given when personally delivered or when deposited with a nationally recognized overnight delivery service, with the cost therefor prepaid, by facsimile with telephonic confirmation during normal business hours, or in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, addressed (1) if to Lessor or Lessee, at their respective addresses as set forth herein or at such other address as either of them shall, from time to time, designate in writing to the other, and (2) if to any Assignee, to the address of such Assignee as such Assignee shall designate, from time to time, in writing to Lessor and Lessee.


If to Lessor:   NationsBanc Leasing Corporation of North Carolina
                NationsBank Plaza
                101 South Tryon Street, NC1-002-38-20
                Charlotte, North Carolina 28255
                Attention:  Manager, Corporate Lease
                             Administration

                Telephone:     (704) 386-7783
                Facsimile:     (704) 386-0892


If to Lessee:   Foodbrands America, Inc.
                1601  N.W. Expressway
                Suite 1700
                Oklahoma City, OK  73118-0437
                Attention:     Assistant Treasurer

                Telephone:     (405) 879-5500
                Facsimile:     (405) 879-5458

                                SECTION 20
                 REPRESENTATIONS, WARRANTIES AND COVENANTS

         (a) Lessee represents, warrants and covenants to and with Lessor the following: (1) Lessee, is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and is duly qualified and authorized to do business wherever the nature of its activities or the ownership of its properties requires such qualification and authorization; (2) Lessee has the full power, authority and legal right to execute, deliver and perform the terms of this Lease; and this Lease has been duly authorized by all necessary corporate action of Lessee and constitutes a valid and binding obligation of Lessee, enforceable in accordance with its terms; (3) neither the execution and delivery of, nor the performance by Lessee under, this Lease will contravene any law or government regulation or any charter, by-law of Lessee, or any provision in any existing mortgage, indenture, contract or agreement binding upon Lessee; (4) no consent of the shareholders, or of any trustee or holder of any indebtedness of Lessee, is or will be required as a condition to the validity of this Lease, or if required, all such consents have been obtained and duly certified copies thereof have been delivered to Lessor; and (5) all information furnished by Lessee to Lessor is accurate and all financial statements Lessee has furnished to Lessor, including balance sheets and statements of income, retained earnings and cash flows, have been prepared in accordance with generally accepted accounting principles, consistently applied, and reasonably reflect, as of their respective dates, results of the operations and the financial condition of Lessee and its subsidiaries, if any.

         (b) Lessee shall not consolidate with or merge into or with any person or sell, transfer, assign, lease or otherwise convey all or substantially all of its assets to any person unless:

              (i)  the successor entity formed by such a
consolidation or merger or the successor entity that acquires by sale, transfer, assignment, lease or other conveyance all or substantially all its assets (a) shall have a net worth of at least the net worth of the Lessee immediately prior to the transaction, (b) shall be solvent, (c) shall be organized under the laws of the United States of America, a state thereof or the District of Columbia, and (d) shall execute and deliver to the Lessor an agreement in form and substance satisfactory to the Lessor containing an assumption by such successor of the due and punctual payment and performance of each obligation of Lessee under this Lease and the Supplements;

              (ii) immediately before and immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing, and no default or event of default will result from such transaction; and

              (iii) Lessee shall have delivered to the Lessor an officer's certificate and an opinion of counsel satisfactory to the Lessor stating that such consolidation, merger, sale, transfer, assignment, lease or other conveyance, and the assumption agreement required by clause (i) above, complies with this Section 29(b) and that all conditions precedent relating to such action have been complied with. Such opinion of counsel shall also state that such assumption agreement has been duly authorized, executed and delivered by such successor entity and is enforceable against such successor corporation in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

    Upon any such consolidation, or merger, or any sale, transfer, assignment, lease or other conveyance of all or of substantially all the assets of Lessee in accordance with this
Section 29(b), then any successor entity formed by consolidation or merger or to which such sale, conveyance, transfer, assignment, lease or other conveyance shall be made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Lease and the Supplements with the same effect as if successor had been named as Lessee therein. No such transaction shall have the effect of releasing Lessee or any successor entity that shall theretofore have become such in the manner prescribed in this Section 29(b) from its liability under the Lease or the Supplements.


                                SECTION 21
                           CONDITIONS PRECEDENT

         (a) The obligation of Lessor to enter into this Lease is subject to the delivery on the date hereof of the following documents each in form and substance satisfactory to Lessor:

              (1)  this Lease duly executed by Lessee;

              (2)  Secretary's Certificate of Lessee
(substantially in the form of Exhibit B attached hereto) certifying as to the corporate resolutions, articles of incorporation and bylaws of Lessee, together with an incumbency certificate of Lessee containing the name(s), title(s) and specimen signature(s) of the person(s) authorized on behalf of Lessee to execute the Lease and any related documents;

              (3) articles of incorporation of Lessee certified by the Secretary of State of Delaware and certificates of good standing from the States where the Equipment will be located; and

              (4)  such other documents, appraisals,
certificates, financing statements and other items as Lessor may reasonably require.

         (b) The obligations of Lessor to purchase the Equipment specified on any Schedule and to lease such Equipment to the Lessee are subject to the delivery to Lessor on or prior to the closing date specified in such Schedule of the following documents each in form and substance satisfactory to Lessor:

              (1) the Schedule (substantially in the form of Exhibit A attached hereto) duly executed by the Lessee and dated such closing date;

              (2) Uniform Commercial Code financing statements and other documents as Lessor shall deem necessary or advisable to protect Lessor's interest in the Equipment and to effectuate the purposes of this Lease.

              (3) certificates of insurance for the Lessee evidencing the coverages required under Section 6 hereof with respect to the Equipment referenced in the Schedule;

              (4) Assignments of Purchase Orders (substantially in the form of Exhibit C attached hereto);

              (5) officer's certificate of Lessee (substantially in the form of Exhibit D attached hereto) certifying that no default or event of default has occurred and is continuing, there has been no adverse changes in the financial or other condition of the Lessee and that the representations and warranties made in the Lease are true and correct as of the date of the certificates;

              (6)  UCC search results satisfactory to the Lessor;
and

              (7)  such other documents, appraisals,
certificates, financing statements and other items as Lessor may reasonably require.


                                SECTION 22
                               MISCELLANEOUS

         (a) Each Schedule is and is intended to be a lease, and Lessee does not acquire hereby or under any Schedule any right, title, equity or other interest in or to any Equipment, except the right to use the same under the conditions hereof and under the additional conditions set forth in the applicable Schedule. Lessee waives any right to assert any lien or security interest on any Equipment in Lessee's possession or control for any reason.

         (b) The relationship between Lessor and Lessee shall always and only be that of lessor and lessee. Lessee shall never at any time for any purpose whatsoever be or become the agent of Lessor, and Lessor shall not be responsible for the acts or omissions of Lessee or its agents.

         (c) Lessor, its agents and employees shall have the right to enter any property where any Equipment is located to inspect such Equipment at any reasonable time. Lessor's right to inspect the Equipment is solely for the benefit of Lessor and shall not impose any obligation of any kind whatsoever on Lessor.

         (d) Lessee agrees to pay Lessor overdue interest at a per annum rate equal to the lesser of (1) two percent (2%) plus the Prime Rate and (2) the highest rate, if any, permitted by applicable law on all payments or other sums not paid by Lessee to Lessor when the same are due and owing under the provisions of this Lease and any Schedule.

         (e) Lessor's rights and remedies with respect to any of the terms and conditions of this Lease and each Schedule shall be cumulative and not exclusive and shall be in addition to all other rights and remedies in its favor. Lessor's failure to enforce strictly any of the provisions of this Lease or any Schedule shall not be construed as a waiver thereof or as excusing Lessee from future performance.

         (f) The invalidity of any portion of this Lease or any Schedule shall not affect the force and effect of the remaining valid portions hereof and thereof.

         (g) Lessor and Lessee hereby agree that to the extent permitted by law (1) Lessee will file all returns and other appropriate documentation in regard to personal property taxes on the Equipment, (2) pay all such personal property taxes and (3) reimburse Lessor for any and all such personal property taxes previously paid by Lessor.

         (h) To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of the UCC, including but not limited to Lessee's rights to: (1) cancel this Lease; (2) repudiate this Lease; (3) reject the Equipment; (4) revoke acceptance of the Equipment; (5) recover damages from Lessor for any breaches of warranty or for any other reason; (6) a security interest in the Equipment in Lessee's control or possession for any reason; (7) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (8) accept partial delivery of the Equipment; (9) "cover" by making any purchase or lease of or contract to purchase or lease Equipment in substitution for those due from Lessor; and (10) specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease.

         (i) Lessee hereby irrevocably appoints Lessor as Lessee's agent and attorney-in-fact for Lessee to execute, deliver, file or record any Uniform Commercial Code financing statements as Lessor shall deem necessary or advisable to protect
Lessor's interest in the Equipment and to take such action for Lessee and in Lessee's name, place and stead.

         (j) THIS LEASE AND EACH SCHEDULE INCORPORATING ITS TERMS AND CONDITIONS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA AS OF THE DATE HEREOF, WITHOUT GIVING EFFECT TO ANY PRINCIPLE OF CONFLICTS OF LAW OR CHOICE OF LAW THAT WOULD OTHERWISE MAKE THE LAW OF
ANY OTHER JURISDICTION THE LAW GOVERNING THIS LEASE OR ANY SUCH
SCHEDULE.

         (k) IN THE EVENT THAT ANY ACTION, SUIT OR OTHER PROCEEDING IS BROUGHT AGAINST LESSEE BY OR ON BEHALF OF LESSOR
TO ENFORCE THE OBSERVANCE OR PERFORMANCE OF ANY OF THE PROVISIONS OF THIS LEASE OR ANY SCHEDULE, INCLUDING WITHOUT LIMITATION THE COLLECTION OF ANY AMOUNTS OWING HEREUNDER OR THEREUNDER, LESSEE HEREBY IRREVOCABLY (1) CONSENTS TO THE EXERCISE OF JURISDICTION OVER LESSEE AND ITS PROPERTY BY ANY FEDERAL COURT LOCATED IN NORTH CAROLINA AND ANY STATE COURT OF THE STATE OF NORTH CAROLINA AND (2) WAIVES ANY OBJECTION IT MIGHT NOW OR HEREAFTER HAVE OR ASSERT TO THE VENUE OF ANY SUCH PROCEEDING IN ANY COURT DESCRIBED IN CLAUSE (1) ABOVE.

         (l) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION, UNDER OR IN CONNECTION WITH, THIS LEASE OR ANY SCHEDULE, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY OTHER DAMAGES THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

         (m) This Lease may be executed in counterparts by the parties hereto when so executed, and each such counterpart shall be binding on both parties hereto, notwithstanding that both parties are not signatories to the same counterpart.


    IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their duly authorized representatives as of the date first above written.


                             LESSOR:

                             NATIONSBANC LEASING CORPORATION
                                OF NORTH CAROLINA


                             By:   (George L. Robinson Jr.)

                             Name:  George L. Robinson Jr.

                             Title:    Senior Vice President



                             LESSEE:

                             FOODBRANDS AMERICA, INC.


                             By:  (William L. Brady)

                             Name:  William L. Brady

                             Title:    Vice President



COUNTERPART NO. ___ OF ___ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                                 EXHIBIT A

                    EQUIPMENT LEASE SCHEDULE NO. _____
                   FOR MASTER EQUIPMENT LEASE AGREEMENT


    THIS EQUIPMENT LEASE SCHEDULE NO. _____ FOR MASTER EQUIPMENT LEASE AGREEMENT (this "Schedule") dated as of __________ ___, 199_ is by and between NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA, a North Carolina corporation ("Lessor"), and FOODBRANDS AMERICA, INC., a __________ Corporation ("Lessee"), is executed pursuant to and is subject to the terms and conditions of the Master Equipment Lease Agreement (the "Lease") dated January ___, 1996, between Lessor and Lessee. Capitalized terms used in this Schedule and not defined herein shall have the respective meanings assigned to such terms in the Lease.

    1.   Lessor's Total Equipment Cost:  $_______________.

    2.   Description of Equipment:  The Equipment is described on
Annex A, attached hereto and made a part hereof.

    3. Term of Lease with Respect to Equipment: The term of lease for the Equipment described herein (the "Term") commences on _______________ (the "Acceptance Date"), and continues through and includes _______________ (the "Base Term Expiration Date"). The Term consists of [an Interim Term of _______________ commencing on the Acceptance Date, and continuing through and including _______________, (the "Base Term Commencement Date") and] a Base Term of _______________ commencing on [_______________ (the "Base Term Commencement Date"),] [the Base Term Commencement Date] and continuing through and including the Base Term Expiration Date.

    4. Rental: Interim Rent, if any, shall be due Lessor for each day by which the Acceptance Date precedes the Base Term Commencement Date. Interim Rent for each day in the Interim Term shall be equal to the first Base Rent installment divided by _____ (__). Interim Rent shall be payable on the Base Term Commencement Date. The aggregate Base Rent shall be payable in the amounts and at the times as set forth in Schedule 1, attached hereto and made a part hereof. A rental period shall consist of one month.

    5. Casualty Loss Value: Upon the occurrence of any casualty loss of any Equipment or other event giving Lessor the right to require immediate payment of such Equipment's
"Casualty Loss Value", Lessor shall calculate such Casualty Loss Value and give Lessee written notice thereof. The Casualty Loss Value of any Equipment at any time shall be the amount computed by multiplying the Lessor's Total Equipment Cost of such Equipment (as set forth above) by the Casualty Loss Factor corresponding to the immediately preceding Base Rent Payment Date, as set forth on Schedule 1. The Casualty Loss Factor for the first Base Rent Payment Date shall also apply to the Interim Term, and the Casualty Loss Factor for the last Base Rent Payment Date shall also apply to all periods thereafter.

    6. Termination Value: Upon the occurrence of an optional termination by Lessee of this Schedule with respect to the Equipment, Lessor shall calculate the Termination Value and give Lessee written notice thereof. The Termination Value of any Equipment at any time shall be the amount computed by multiplying the Lessor's Total Equipment Cost of such Equipment (as set forth above) by the Termination Value Factor corresponding to the immediately preceding Base Rent Payment Date, as set forth on
Schedule 1.

    7.   Intentionally Omitted

    8.   Property Classification: seven-year property.

    9. In Service Date: The Equipment has been or will be placed in service on: _______________.

    10.  Early Termination Date:  July 1, 1998.

    11. Location of Equipment: The Equipment is and will remain located at the locations specified in Annex A.

    12. Early Termination Option: So long as no event of default under the Lease shall have occurred and be continuing, on any Base Rent Payment Date after the Early Termination Date, Lessee may, if Lessee determines that the Equipment under all the Schedules has become obsolete or surplus to its needs as evidenced by a certificate executed by a responsible officer of Lessee, upon one hundred eighty (180) days prior written notice to Lessor, terminate this Lease and all Schedules with respect to all, but not less than all, of the Equipment on all Schedules on the date specified in such notice. On such termination date, Lessee shall cause to be purchased by a purchaser (other than Lessee or person affiliated with Lessee) reasonably acceptable to Lessor all of Lessor's right, title and interest in and to all, but not less that all, the Equipment for a purchase price and on terms acceptable to Lessor, and Lessee shall assemble and deliver such Equipment to such purchaser in the condition provided for in
Section 9(b) of the Lease. Lessee shall continue to remain liable for the full and complete payment and performance of all rents and other obligations payable and performable by Lessee under the Lease and this Schedule until such Equipment has been so sold. In addition, Lessee shall pay to Lessor on the date of such sale the amount, if any, by which the proceeds of such sale are less than the sum of: (a) all rent for such Equipment due and unpaid as of, together with rent accrued through, the date of such sale; (b) the Termination Value of the Equipment, as provided Schedule 1 to this Schedule, as of the date of such sale; (c) an amount equal to accrued taxes and other amounts payable hereunder and under the Lease by Lessee with respect to such Equipment; (d) all costs, expenses, losses and damages incurred or sustained by Lessor in connection with such sale including all amounts Lessee shall be required to pay Lessor pursuant to any indemnity provision contained in the Lease; and
(e) interest on each of the foregoing and on all sums not paid when due under any provision of the Lease at a per annum rate equal to the lesser of (i) two percent (2%) plus the Prime Rate and (ii) the highest rate, if any, permitted by applicable law. For purposes of this Section 12, rent shall be prorated daily and the Termination Values set forth in Schedule 1 are to be prorated daily by interpolation on a straight line basis to the date of payment.

    13.  End of Term Options:

    (A) If the lease of Equipment subject to this Schedule shall not have been earlier terminated, Lessee shall elect, upon written notice to Lessor delivered not later than one hundred eighty (180) days prior to the Base Term Expiration Date for such Equipment, either the option described in Section 13(A)(a) or the option described in Section 13(A)(b); provided, that Lessee shall be deemed to have elected the option described in Section 13(A)(b) hereof if Lessor does not receive such notice within the time period specified in the preceding clause; provided further, that Lessor shall not bound by Lessee's election if an event of default under the Lease has occurred and is continuing on the Base Term Expiration Date; provided further, that such election by Lessee once made shall be irrevocable.

         (a) Fair Market Value Purchase Option. Upon the expiration of the Base Term and payment by Lessee of all amounts due and owing under the Lease and this Schedule, Lessee shall purchase all of Lessor's right, title and interest in and to all, but not less than all, of the Equipment for a purchase price equal to the greater of twenty percent (20%) of Lessor's Total Equipment Cost or the Fair Market Value of the Equipment (the "Purchase Price"). The sale of the Equipment to Lessee shall be on an "AS-IS, WHERE-IS" basis, with no representations or warranties (expressed or implied) as to any matter whatsoever, except that Lessor shall represent to Lessee that no security interest, lien or encumbrance against such Equipment has been created by or through Lessor. Lessee shall pay Lessor on the Base Term Expiration Date in immediately available funds the sum of: (i) the Purchase Price; (2) all rent for such Equipment due and unpaid as of, together with rent accrued through, the date of such sale; (3) an amount equal to accrued taxes and other amounts payable hereunder and under the Lease by Lessee with respect to such Equipment; (4) all costs, expenses, losses and damages incurred or sustained by Lessor in connection with such sale including all amounts Lessee shall be required to pay Lessor pursuant to any indemnity provision contained in the Lease; and
(5) interest on each of the foregoing and on all sums not paid when due under any provision of this Lease at a per annum rate equal to the lesser of (i) two percent (2%) plus the Prime Rate and (ii) the highest rate, if any, permitted by applicable law. For purposes of this Section 13, rent shall be prorated daily by interpolation on a straight line basis to the date of payment.

         "Fair Market Value" shall mean, with respect to the Equipment, or any item of Equipment at any time, the fair market sale value thereof at such time as determined by agreement between Lessor and Lessee or, if requested by either of such parties, by the Appraisal Procedure. Such Fair Market Value shall be equal to the cash sale value of the Equipment which would be obtained in an arm's-length transaction between an informed and willing seller (other than the Lessee currently in possession or a used equipment dealer) under no compulsion to sell and an informed and willing buyer under no compulsion to buy, which determination shall be made on the assumption that the Equipment is free and clear of all liens and is at the location and in the condition and repair required under the Lease, and shall be calculated on the basis of its fair market sale value at its existing location, without deduction for costs and expenses of dismantling or removing.

         "Appraisal Procedure" shall mean the following procedure for determining Fair Market Value if either Lessor or Lessee shall request by notice (the "Appraisal Request") to the other the determination of such value by the Appraisal Procedure. Lessor and Lessee shall, within 15 days after receipt of the Appraisal Request, appoint an independent appraiser mutually satisfactory to them, who shall determine such value. If Lessor and Lessee are unable to agree on a mutually acceptable appraiser within such 15-day period, Fair Market Value shall be determined by a panel of three independent appraisers, one of whom shall be appointed by Lessor, another by Lessee and the third of whom shall be appointed by the other two appraisers or, if such two appraisers are unable to agree on a third appraiser within 45 days after the date of the Appraisal Request, by the American Arbitration Association (or its successor); provided that if either Lessor or Lessee shall not have appointed its appraiser within 30 days after the Appraisal Request, such value shall be determined solely by the appraiser selected by the other party. The appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine Fair Market Value within 45 days after such appointment and such determination shall be final and binding on Lessor and Lessee.
If three appraisers are appointed and fail to reach agreement, the determinations of the appraisers shall be averaged and such average shall constitute the determination of the appraisers.
The fees and expenses of each appraiser shall be divided equally between Lessee, on the one hand, and Lessor, on the other.

         (b) Fair Market Value Renewal Option. Upon expiration of the Base Term and payment of all amounts due and owing under this Lease and this Schedule, Lessee shall renew the Lease of the Equipment subject to this Schedule for an additional one year term (the "Fair Market Renewal Term"). At the end of the Base Term, if Lessee has elected to renew this Lease as provided in this Section 13(B), and provided, that (i) there shall not then have occurred and be continuing a default or event of default,
(ii) Basic Rent, Stipulated Loss Value and Casualty Value for such Fair Market Renewal Term, have been determined as herein provided and (iii) a Lease Supplement evidencing such renewal shall have been executed, this Lease shall continue in full force and effect during such Fair Market Renewal Term. During such Fair Market Renewal Term (1) Lessee shall pay Lessor Basic Rent in an amount equal to the higher of (x) the Fair Market Rental Value as determined below for such Fair Market Renewal Term or
(y) ________% as a percent of Equipment Cost per month, which Basic Rent shall be payable in equal twelve installments in arrears, each such installment being due and payable on each monthly anniversary of the first day of the Fair Market Renewal Term and (2) the amounts that are payable during such Fair Market Renewal Term in respect of the Stipulated Loss Value and Casualty Value shall be determined on the basis of the Fair Market Value of the Equipment as of the commencement of such Fair Market Renewal Term. "Fair Market Rental Value" shall mean, with respect to the Equipment, the fair market rental value thereof as at such time determined by agreement between Lessor and Lessee or, if requested by either of such parties, by the Appraisal Procedure.

    (B) If the Lease of the Equipment subject to this Schedule shall have been renewed for the Fair Market Value Renewal Term pursuant to Section 13(A)(b) and if the Lease of the Equipment subject to this Schedule shall not have been earlier terminated, Lessee may elect, upon notice to Lessor delivered not later than one hundred eighty (180) days prior to the last day of the Fair Market Value Renewal Term, the following option:

         Fair Market Value Purchase Option. Upon the expiration of the Fair Market Value Renewal Term and payment by Lessee of all amounts due and owing under the Lease and this Schedule, Lessee shall purchase all of Lessor's right, title and interest in and to all, but not less than all, of the Equipment for a purchase price equal to the Fair Market Value of the Equipment (the "Purchase Price"). The sale of the Equipment to Lessee shall be on an "AS-IS, WHERE-IS" basis, with no representations or warranties (expressed or implied) as to any matter whatsoever, except that Lessor shall represent to Lessee that no security interest, lien or encumbrance against such Equipment has been created by or through Lessor. Lessee shall pay Lessor on the last day of the Fair Market Value Renewal term in immediately available funds the sum of: (i) the Purchase Price; (2) all rent for such Equipment due and unpaid as of, together with rent accrued through, the date of such sale; (3) an amount equal to accrued taxes and other amounts payable hereunder and under the Lease by Lessee with respect to such Equipment; (4) all costs, expenses, losses and damages incurred or sustained by Lessor in connection with such sale including all amounts Lessee shall be required to pay Lessor pursuant to any indemnity provision contained in the Lease; and (5) interest on each of the foregoing and on all sums not paid when due under any provision of this Lease at a per annum rate equal to the lesser of (i) two percent (2%) plus the Prime Rate and (ii) the highest rate, if any, permitted by applicable law. For purposes of this Section 13(B), rent shall be prorated daily by interpolation on a straight line basis to the date of payment.

    If Lessee does not elect the foregoing option, it shall return all, but not less than all, of the Equipment to Lessor pursuant to the provisions of Section 9(b) of the Lease.

    14. Acknowledgement of Receipt of Equipment: Lessee acknowledges that the Equipment described herein has been delivered to and received and inspected by Lessee, that such Equipment is of the manufacture, design and capacity selected by Lessee and is suitable for the purposes for which such Equipment is leased. Lessee confirms that the Equipment is in good operating order, repair, condition and appearance and that the same has been accepted as Equipment leased by Lessee under this Schedule.

    15. Modification. Except as expressly provided herein or in the Lease, no representation, warranty, promise, guaranty or agreement, oral or written, express or implied, has been made by either party hereto with respect to the Lease, this Schedule or any Equipment. The Lease and this Schedule constitute the entire agreement between the parties hereto with respect to the leasing of the Equipment. Any change or modification to the Lease or this Schedule must be made in writing and signed by the parties hereto.
                                               _________________
                                               Lessee's Initials


    IN WITNESS WHEREOF, the parties hereunto have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.


                             LESSOR:

                             NATIONSBANC LEASING CORPORATION
                                OF NORTH CAROLINA


                             By:  _________________________

                             Name: _________________________

                             Title:    _________________________



                             LESSEE:

                             FOODBRANDS AMERICA, INC.


                             By:  _________________________

                             Name: _________________________

                             Title:    _________________________






                                  ANNEX A

                         Description of Equipment

Plant No.        Location       Vendor      Equipment Description

                                SCHEDULE 1

                        Base Rent Payment Schedule,
       Casualty Loss Value Factors and Termination Value Factors


Base Rent        Base Rent      Casualty Loss  Termination
Payment Date     Payment*       Value Factor*  Value Factor*























* Expressed as a percentage of Lessor's Total Equipment Cost.


                                EXHIBIT B

                          SECRETARY'S CERTIFICATE
                                    OF
                         FOODBRANDS AMERICA, INC.


    This Certificate is being delivered in consideration of the Master Equipment Lease Agreement (the "Lease") by and between Foodbrands America, Inc. ("Lessee") and NationsBanc Leasing Corporation of North Carolina ("Lessor"), dated as of January ___, 1996. The undersigned hereby certifies that [he/she] is the duly elected, qualified and acting __________ Secretary of Lessee and hereby further certifies as follows:

         1. Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of Lessee authorizing the execution, delivery and performance of the Lease by Lessee, and said resolutions have not been modified or rescinded since the adoption thereof and are in full force and effect on and as of the date hereof.

         2. Attached hereto as Exhibit B is a true, correct and complete copy of the articles of incorporation of Lessee, together with any and all amendments to date, which articles remain in full force and effect on and as of the date hereof.

         3. Attached hereto as Exhibit C is a true, correct and complete copy of the bylaws of Lessee, together with any and all amendments to date, which bylaws have not been rescinded and remain in full force and effect on and as of the date hereof.

         4. The following individuals are duly elected officers of Lessee who are authorized by the above resolutions to act on behalf of Lessee in connection with the transactions contemplated by the Lease, and the signatures appearing opposite their respective names are genuine signatures of such individuals:


Name               Position                 Signature

                   President                ____________________

                   Vice President           ____________________

                   Secretary                ____________________

                   Assistant Secretary      ____________________



    IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate as of this ___ day of _________, 199_.



                         By:____________________________________
                         Name:_________________________________
                         Title:__________________________________






                                 EXHIBIT C

                       ASSIGNMENT OF PURCHASE ORDERS


    THIS ASSIGNMENT OF PURCHASE ORDERS (this "Assignment") made this _____ day of __________, 199_, by and between Foodbrands America, Inc., a __________ corporation (the "Assignor") and NationsBanc Leasing Corporation of North Carolina, a North Carolina corporation (the "Assignee").

    WHEREAS, the Assignor has executed and delivered the purchase orders attached hereto as Exhibit A (the "Purchase Orders") to the vendors shown in such Purchase Orders, which Purchase Orders cover the property described therein (the "Equipment"); and

    WHEREAS, the Assignor desires to assign to Assignee all of its rights and obligations under the Purchase Orders so that Assignee might purchase and take title to the Equipment in the Assignor's stead in order to lease the Equipment to the Assignor pursuant to the Equipment Lease Schedule No. ____, dated as of the date hereof, between Assignor and Assignee;

    NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Assignor (a) represents and warrants that the Purchase Orders constitute the entire understanding of the parties thereto with respect to the purchase and sale of the Equipment covered thereby; (b) hereby assigns to Assignee all of its rights, if any, under the Purchase Orders; (c) hereby assigns to Assignee and Assignee hereby assumes and agrees to perform Assignor's payment obligations under the Purchase Orders; and (d) represents and warrants that neither notice to nor consent from the respective vendor is required in connection with the execution, delivery and performance of this Assignment or for the validity or enforceability of this Assignment.

         2. Pursuant to this Agreement, the vendors referred to above may look to Assignee for full performance of all the Assignor's obligations under the Purchase Orders; provided, however, that the Assignor hereby agrees with Assignee that the Assignor shall continue to be responsible for the actual performance of all such obligations (with the exception of the obligation to pay the purchase price of the Equipment) and the Assignor agrees to hold harmless and indemnify Assignee from all liability, loss, damage, and expense arising from or directly or indirectly attributable to such obligations.

    IN WITNESS WHEREOF, the parties have duly executed this Assignment by their respective authorized representatives as of the day and year first above written.


                                FOODBRANDS AMERICA, INC.


                        By:____________________________________
                        Name: _________________________________
                        Title:___________________________________



                                NATIONSBANC LEASING CORPORATION
                                   OF NORTH CAROLINA


                         By:____________________________________
                         Name:_________________________________
                         Title:__________________________________

                                 EXHIBIT D

                           OFFICER'S CERTIFICATE
                                    OF
                         FOODBRANDS AMERICA, INC.

    Reference is made to the Master Equipment Lease Agreement, dated as of January ___, 1996 (the "Lease"), by and between Foodbrands America, Inc., a __________________ corporation (the "Lessee") and NationsBanc Leasing Corporation of North Carolina, a North Carolina corporation (the "Lessor"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

    The undersigned,_______________, in [his/her] capacity as _______________ of the Lessee hereby certifies on behalf of the Lessee, pursuant to Section 21 of the Lease that:

         1. As of the date hereof, no default or event of default has occurred and is continuing. The Lessee is in compliance with all of the terms and provisions of the Lease on its part to be observed or performed, and the conditions set forth in Section 21 of the Lease have been satisfied.

         2. The corporate resolutions, the articles of incorporation and the bylaws of Lessee are in full force and effect on the date hereof and have not been amended or modified since ________________ __, 199_.

         3. The representations and warranties made by or with respect to the Lessee contained in the Lease are true and correct as if made herein on the date hereof.

         4. Since the date of the most recent audited financial statements of the Lessee delivered to the Lessor, there has been no material adverse change in the assets or liabilities or in the financial or other condition of the Lessee.

         5. The following individuals are duly elected officers of Lessee who are authorized by the above resolutions to act on behalf of Lessee in connection with the transactions contemplated by the Lease Agreement, and the signatures appearing opposite their respective names are genuine signatures of such individuals:

    Name           Position                 Signature

                   President                ____________________

                   Vice President           ____________________

                   Secretary                ____________________

                   Assistant Secretary      ____________________
    IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of __________, 199_ on behalf of the Lessee.


                               By:____________________________
                               Name:__________________________
                               Title:___________________________